UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 12, 2005, Pinnacle Entertainment, Inc. (the “Company”) instructed The Bank of New York (the “Trustee”), as trustee under the Indenture (as defined below), to issue the Notice of Redemption filed herewith as Exhibit 99.1 and incorporated herein by this reference, to the record holder of the remaining $65 million in aggregate principal amount of its 9.25% Senior Subordinated Notes due 2007 (the “Notes”, CUSIP Number 436255AC7). Pursuant to the Notice of Redemption, the Company has called for redemption all of the Notes at a redemption price of 101.542% of principal amount, plus accrued and unpaid interest through (but not including) the redemption date, which is February 15, 2005. The Company issued the Notes under an Indenture (the “Indenture”), dated as of February 18, 1999, by and among the Company, the guarantors named therein and the Trustee. The redemption will be made pursuant to the terms of the Indenture. The press release announcing the call for redemption of the Notes is filed herewith as Exhibit 99.2, and is incorporated herein by this reference.

Item 8.01. Other Events.

The press release filed herewith as Exhibit 99.3 is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Notice of Redemption dated January 12, 2005.

Exhibit 99.2	Press release dated January 12, 2005, issued by Pinnacle Entertainment, Inc.

Exhibit 99.3	Press release dated January 12, 2005, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 14, 2005	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Notice of Redemption dated January 12, 2005.

Exhibit 99.2	Press release dated January 12, 2005, issued by Pinnacle Entertainment, Inc.

Exhibit 99.3	Press release dated January 12, 2005, issued by Pinnacle Entertainment, Inc.